Exhibit 23.02

Consent of Independent Accountants

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No.'s 333-66021, 333-62783, 33-73456, 333-45077 and 333-35595) of Zamba Corporation, formerly Racotek, Inc., of our report dated January 12, 1998, relating to the statements of operations and cash flows, and the financial statement schedule, before restatement for the 1999 pooling-of-interests, which appears in this 1999 Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
March 8, 2000

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